Exhibit 99.1

Monster Worldwide Reports First Quarter 2014 Results

•	First Quarter Highlights

•	Revenue of $198 Million Driven by Sequential Growth in Both Careers—North America and Careers—International

•	Non-GAAP EPS of $0.08, Mid-Point of Our Guidance; GAAP EPS of $0.02

•	Cash Flow from Operations of $19 Million

•	Non-GAAP EBITDA of $27 Million

•	Completed Acquisitions of Social Recruiting Players TalentBin, Inc. and Gozaik LLC, Representing a Key Component of Our Broader Strategy

•	New Joint Venture with Alma Media Completed; 15% Ownership Valued at $25 Million

•	Repurchased 5 Million Shares of Common Stock in the First Quarter; Company has Repurchased Approximately 25% of Outstanding Shares Since Q2 2013

•	Company to Host Strategy Briefing Day on May 14, 2014 at New Corporate Headquarters

Weston, Massachusetts, May 1, 2014 — Monster Worldwide, Inc. (NYSE:MWW) today reported financial results for the first quarter ended March 31, 2014.

“We delivered solid first quarter results with sequential revenue growth in both our Careers—North America and Careers—International businesses, continuing the momentum we began to see in the second half of 2013,” said Sal Iannuzzi, chairman, president and chief executive officer of Monster Worldwide. “We continue to make significant progress on our strategic growth plan, including the acquisition of social recruiting technology players TalentBin and Gozaik, which represents a key component of a broader strategy designed to offer clients an unparalleled value proposition for advertising jobs, sourcing talent, and a technology solution platform to manage it all. We are pleased to be entering into a beta period now and look forward to discussing the complete strategy at our upcoming Strategy Briefing Day. Finally, consistent with our objective to enhance shareholder value, we repurchased 5 million shares in the quarter and continue to believe that repurchasing shares at current levels represents an extremely attractive investment for our shareholders.”

First Quarter 2014 Results

Consolidated revenue of $198 million was flat sequentially as compared to the fourth quarter of 2013 and down 7% compared to the first quarter of 2013. Revenue from the Company’s Careers—North America and Careers—International operations increased on a sequential basis. Internet Advertising & Fees revenue for the first quarter of 2014 was $16 million compared to $18 million in the first quarter of 2013. Historical quarterly revenue data is available in the Company’s supplemental financial information.

Consolidated GAAP operating expenses of $199 million decreased 6% compared to $211 million in the first quarter of 2013. Net income for the first quarter of 2014 was $2 million, or $0.02 per share, compared to $5 million, or $0.04 per share in the first quarter of 2013.

Non-GAAP net income was $7 million, or $0.08 per share, compared to $13 million, or $0.12 per share in the first quarter of 2013. Non-GAAP operating expenses of $184 million decreased 3% as compared to the first quarter of 2013. Non-GAAP EBITDA margin of 13% was led by Careers—North America with a 21% Non-GAAP EBITDA margin. Non-GAAP measures in the first quarter of 2014 exclude tax-effected stock-based compensation, tax-effected facility charges primarily relating to the office consolidation into the Company’s new corporate headquarters in Weston, MA and a tax-effected gain relating to the new joint venture with Alma Media. Pro-forma items are described in the “Notes Regarding the Use of Non-GAAP Financial Measures” and are reconciled to the applicable GAAP measure in the accompanying tables.

Net cash provided by operating activities in the quarter was $19 million. Deferred revenue was $342 million, flat compared to the period ending December 31, 2013. The Company ended the quarter with total available liquidity of approximately $200 million.

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Share Repurchase

During the first quarter 2014, Monster repurchased 5 million shares of its common stock at an average price of $7.88 per share, for a total of $40 million. Since the inception of the existing program in the second quarter of 2013, the Company has repurchased 26 million shares, or 25% of our outstanding shares, at an average price of $5.71. At March 31, 2014, there was approximately $54 million remaining under the Company’s previously announced $200 million share repurchase program.

Company Provides Q2 EPS Guidance

Second quarter 2014 Non-GAAP EPS from continuing operations is expected to be in the range of $0.07 to $0.11, which excludes approximately $9 million of stock-based compensation.

Historical data on Non-GAAP EPS excluding stock-based compensation expense is available in the Company’s supplemental financial information.

Strategy Briefing Day

Monster will hold a Strategy Briefing on May 14, 2014 at Monster’s Corporate Headquarters in Weston, MA, where members of Monster’s executive and senior management team, including Sal Iannuzzi, Chief Executive Officer, and James Langrock, Chief Financial Officer, will present the Company’s strategic growth plan and new product initiatives, including a general update on the business. For details, please contact the Company’s Investor Relations Department at (212) 351 – 7537 or ir@monster.com.

Conference Call and Webcast

First quarter 2014 results will be discussed on Monster Worldwide’s quarterly conference call on May 1, 2014 at 8:30 AM ET. A live webcast of the conference call can be accessed online through the Investor Relations section of the Company’s website at http://ir.monster.com. To join the conference call by telephone, please dial (888) 696-1396 or (706) 758-9636 and reference conference ID# 31396625. A presentation of financial slides will be referenced during the conference call and will be viewable through the live webcast. A PDF of the financial presentation can also be accessed directly through the Company’s Investor Relations website at http://ir.monster.com.

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The Company has also made available certain supplemental financial information which can be accessed directly through the Company’s Investor Relations website at http://ir.monster.com.

For a replay of the conference call, please dial (855) 859-2056 or (404) 537-3406 and reference ID# 31396625. This number is valid until midnight on May 15, 2014.

Contacts

Investors: Michael McGuinness, (212) 351-7110, michael.mcguinness@monster.com

Media: Matt Anchin, (212) 351-7528, matt.anchin@monster.com

About Monster Worldwide

Monster Worldwide, Inc. (NYSE:MWW), is the global leader in successfully connecting job opportunities and people. Monster uses the world’s most advanced technology to help people Find Better, matching job seekers to opportunities via digital, social and mobile solutions including monster.com®, our flagship website, and employers to the best talent using a vast array of products and services. As an Internet pioneer, more than 200 million people have registered on the Monster Worldwide network. Today, with operations in more than 40 countries, Monster provides the broadest, most sophisticated job seeking, career management, recruitment and talent management capabilities globally. For more information visit about.monster.com

Special Note: The statements in this release that are not strictly historical, including, without limitation, statements regarding the Company’s strategic direction, prospects and future results, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties and, therefore, actual results may differ materially from what is expressed or implied herein and no assurance can be given that the Company will achieve, among other things, its outlook with respect to earnings per share for the second quarter 2014. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated into this release by reference. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on the forward-looking statements in this release as they reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements contained in this release or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain Non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies. The Company believes that its presentation of Non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

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Non-GAAP revenue, operating expenses, operating income from continuing operations, operating margin, income from continuing operations, (loss) income from discontinued operations, net of tax, and diluted earnings (loss) per share attributable to Monster Worldwide, Inc. all exclude certain pro-forma adjustments including: costs incurred for the 2012 restructurings; gain on deconsolidation of subsidiaries, net; charges related to exited facilities; acquisition related costs; non-cash stock-based compensation expense; costs incurred related to the Company’s review of strategic alternatives; income tax benefits associated with the reversal of income tax reserves on uncertain tax positions; a tax benefit related to certain losses arising from the Company’s restructuring programs; and the results of the businesses in Careers – China, Latin America and Turkey as they have been classified as discontinued operations. The Company uses these Non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These Non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is defined as net income or loss before interest income or expense, income tax expense or benefit, net gain or loss in equity interests, depreciation and amortization, non-cash compensation expense and non-cash restructuring costs. The Company considers EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. EBITDA is a Non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. “Non-GAAP EBITDA” excludes the impact of the pro-forma adjustments discussed above.

Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a Non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash and securities are defined as cash and cash equivalents plus short-term marketable securities, less total debt. Total available liquidity is defined as cash and cash equivalents, plus short-term marketable securities plus unused borrowings under our credit facilities. The Company considers net cash and securities and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and securities and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and securities and total available liquidity are presented herein as non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

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MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
Revenue	$198,149	$211,986

Salaries and related	101,999	97,575
Office and general	55,207	51,132
Marketing and promotion	41,413	49,267
Restructuring and other special charges	—	13,167

Total operating expenses	198,619	211,141

Operating (loss) income	(470)	845
Gain on deconsolidation of subsidiaries, net	11,828	—
Interest and other, net	(1,323)	(1,268)

Income (loss) before income taxes and loss in equity interests	10,035	(423)
Provision for (benefit from) income taxes	6,663	(11,999)
Loss in equity interests, net	(133)	(458)

Income from continuing operations	3,239	11,118
Loss from discontinued operations, net of tax	—	(6,134)

Net income	3,239	4,984
Net income attributable to noncontrolling interest	(1,174)	—

Net income attributable to Monster Worldwide, Inc.	$2,065	$4,984

*Basic earnings per share attributable to Monster Worldwide, Inc.:
Income from continuing operations	$0.02	$0.10
Loss from discontinued operations, net of tax	—	(0.06)

Basic earnings per share	$0.02	$0.04

*Diluted earnings per share attributable to Monster Worldwide, Inc.:
Income from continuing operations	$0.02	$0.10
Loss from discontinued operations, net of tax	—	(0.06)

Diluted earnings per share	$0.02	$0.04

Weighted average shares outstanding:
Basic	91,102	111,402

Diluted	94,416	112,637

EBITDA:
Operating (loss) income	$(470)	$845
Depreciation and amortization of intangibles	12,519	16,104
Amortization of stock-based compensation	8,173	6,794
Restructuring non-cash expenses	—	775

EBITDA	$20,222	$24,518

*	Earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows provided by (used for) operating activities:
Net income	$3,239	$4,984

Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	12,519	16,104
Provision for doubtful accounts	316	535
Non-cash compensation	8,173	6,794
Deferred income taxes	3,893	(2,172)
Non-cash restructuring charges	—	775
Loss in equity interests, net	133	458
Gain on deconsolidation of subsidiaries	(13,647)	—
Amount reclassified from accumulated other comprehensive income	1,819	(23,109)
Tax benefit from change in uncertain tax positions	—	(12,869)
Excess income tax benefit from equity compensation plans	(130)	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	14,501	5,907
Prepaid and other	(14,838)	14,690
Deferred revenue	(964)	(5,039)
Accounts payable, accrued liabilities and other	3,893	(15,695)

Total adjustments	15,668	(13,621)

Net cash provided by (used for) operating activities	18,907	(8,637)

Cash flows used for investing activities:
Capital expenditures	(10,700)	(9,149)
Payments for acquisitions, net of cash acquired	(27,005)	—
Investment in Alma Career Oy	(6,516)	—
Cash funded to and dividends received from equity investee and other	(729)	623

Net cash used for investing activities	(44,950)	(8,526)

Cash flows provided by financing activities:
Proceeds from borrowings on credit facilities	78,800	17,500
Payments on borrowings on credit facilities	—	(11,399)
Payments on borrowings on term loan	(1,875)	(1,250)
Repurchase of common stock	(39,653)	—
Tax withholdings related to net share settlements of restricted stock awards and units	(1,427)	(1,793)
Excess income tax benefit from equity compensation plans	130	—

Net cash provided by financing activities	35,975	3,058

Effects of exchange rates on cash	118	(3,172)

Net increase (decrease) in cash and cash equivalents	10,050	(17,277)
Cash and cash equivalents, beginning of period	88,581	148,185

Cash and cash equivalents, end of period	$98,631	$130,908

Free cash flow:
Net cash provided by (used for) operating activities	$18,907	$(8,637)
Less: Capital expenditures	(10,700)	(9,149)

Free cash flow	$8,207	$(17,786)

MONSTER WORLDWIDE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2014	December 31, 2013
Assets:
Cash and cash equivalents	$98,631	$88,581
Accounts receivable, net	318,615	332,675
Property and equipment, net	126,232	124,169
Goodwill and intangibles, net	946,521	919,576
Investment in unconsolidated affiliates	$24,584	$220
Other assets	128,213	121,036

Total Assets	$1,642,796	$1,586,257

Liabilities and Stockholders’ Equity:
Accounts payable, accrued expenses and other current liabilities	$166,270	$167,306
Deferred revenue	341,947	342,156
Current portion of long-term debt and borrowings on credit facilities	212,200	9,375
Long-term income taxes payable	54,451	53,078
Long-term debt, less current portion	—	125,900
Other long-term liabilities	53,527	44,297

Total Liabilities	$828,395	$742,112

Stockholders’ Equity	814,401	844,145

Total Liabilities and Stockholders’ Equity	$1,642,796	$1,586,257

MONSTER WORLDWIDE, INC.

UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS

(in thousands, except per share amounts)

	Three Months Ended March 31, 2014				Three Months Ended March 31, 2013
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP
Revenue	$198,149	$—		$198,149	$211,986	$—		$211,986

Salaries and related	101,999	(8,173	) a	93,826	97,575	(6,794	) a	90,781
Office and general	55,207	(6,349	) d	48,858	51,132	(1,375	) b	49,757
Marketing and promotion	41,413	—		41,413	49,267	—		49,267
Restructuring and other special charges	—	—		—	13,167	(13,167	) c	—

Total operating expenses	198,619	(14,522)		184,097	211,141	(21,336)		189,805

Operating (loss) income	(470)	14,522		14,052	845	21,336		22,181
Operating margin	-0.2%			7.1%	0.4%			10.5%
Gain on deconsolidation of subsidiaries, net	11,828	(11,828	) e	—	—	—		—

Interest and other, net	(1,323)	—		(1,323)	(1,268)	—		(1,268)

Income (loss) before income taxes and loss in equity interests	10,035	2,694		12,729	(423)	21,336		20,913
Provision for (benefit from) income taxes	6,663	(2,580	) g,h	4,083	(11,999)	19,319	f,g	7,320
Loss in equity interests, net	(133)	—		(133)	(458)	—		(458)

Income from continuing operations	3,239	5,274		8,513	11,118	2,017		13,135

Loss from discontinued operations, net of tax	—	—		—	(6,134)	6,134	i	—
Net income	3,239	5,274		8,513	4,984	8,151		13,135
Net income attributable to noncontrolling interest	(1,174)	—		(1,174)	—	—		—

Net income attributable to Monster Worldwide, Inc.	$2,065	$5,274		$7,339	$4,984	$8,151		$13,135

*Diluted earnings per share attributable to Monster Worldwide, Inc.:
Income from continuing operations	$0.02	$0.06		$0.08	$0.10	$0.02		$0.12
Loss from discontinued operations, net of tax	—	—		—	(0.06)	0.06		—

Diluted earnings per share	$0.02	$0.06		$0.08	$0.04	$0.07		$0.12

Weighted average shares outstanding:
Basic	91,102	91,102		91,102	111,402	111,402		111,402
Diluted	94,416	94,416		94,416	112,637	112,637		112,637

Note Regarding Non GAAP Adjustments:

The financial information included herein contains certain non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.

Non GAAP adjustments consist of the following:

a	Costs related to stock based compensation.
b	Costs directly associated with our previously announced review of strategic alternatives.
c	Restructuring related charges pertaining to the strategic actions that the Company announced in January and November 2012. These charges include costs related to the reduction in the Company’s workforce, fixed asset write-offs, costs relating to the consolidation of certain office facilities, and professional fees.
d	Charges primarily related to exited facilities associated with the move to our new corporate headquarters in Weston, Massachusetts.
e	Gain on deconsolidation of subsidiaries, net—associated with new Joint Venture with Alma Media.
f	Non-GAAP income tax adjustment includes the reversal of income tax reserves inclusive of interest due to uncertain tax positions and a tax benefit due to certain losses arising from the company’s restructuring.
g	Non-GAAP income tax adjustment is calculated using the effective rate of the reporting period, as adjusted for the effects of certain non-deductible stock based compensation and provisions for tax valuation allowances.
h	Non-GAAP adjustment includes tax provision for gain on deconsolidation of subsidiaries, net.
i	Discontinued operations related to our sale of ChinaHR and the exit of our businesses in Latin America and Turkey.
*	Earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.

UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION

(in thousands)

Three Months Ended March 31, 2014	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue—GAAP	$111,647	$70,604	$15,898		$198,149

Operating income (loss)—GAAP	$12,120	$(5,289)	$3,691	$(10,992)	$(470)
Non GAAP Adjustments	5,388	2,159	724	6,251	14,522

Operating income (loss)—Non GAAP	$17,508	$(3,130)	$4,415	$(4,741)	$14,052

EBITDA—GAAP	$20,696	$1,658	$5,239	$(7,371)	$20,222
Non GAAP Adjustments	3,101	215	200	2,833	6,349

EBITDA—Non GAAP	$23,797	$1,873	$5,439	$(4,538)	$26,571

Operating margin—GAAP	10.9%	-7.5%	23.2%		-0.2%
Operating margin—Non GAAP	15.7%	-4.4%	27.8%		7.1%
EBITDA margin—GAAP	18.5%	2.3%	33.0%		10.2%
EBITDA margin—Non GAAP	21.3%	2.7%	34.2%		13.4%

Three Months Ended March 31, 2013	Careers - North America	Careers - International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue—GAAP	$115,935	$77,719	$18,332		$211,986

Operating income (loss)—GAAP	$12,423	$(8,991)	$6,262	$(8,849)	$845
Non GAAP Adjustments	10,001	7,244	621	3,470	21,336

Operating income (loss)—Non GAAP	$22,424	$(1,747)	$6,883	$(5,379)	$22,181

EBITDA—GAAP	$24,015	$(850)	$7,938	$(6,585)	$24,518
Non GAAP Adjustments	7,214	5,090	85	1,378	13,767

EBITDA—Non GAAP	$31,229	$4,240	$8,023	$(5,207)	$38,285

Operating margin—GAAP	10.7%	-11.6%	34.2%		0.4%
Operating margin—Non GAAP	19.3%	-2.2%	37.5%		10.5%
EBITDA margin—GAAP	20.7%	-1.1%	43.3%		11.6%
EBITDA margin—Non GAAP	26.9%	5.5%	43.8%		18.1%